Exhibit 99.1

FOR IMMEDIATE RELEASE

International Money Express, Inc. Announces Double-Digit Growth in  Transactions, Revenues, and Net Income for the First Quarter 2021

First Quarter 2021 - Highlights
•	Revenues of $94.6 million, an increase of 22.4% compared with the prior-year period
•	Net Income of $9.0 million, an increase of 57.8%, and Basic and Diluted EPS of $0.23, up 53.3%, compared with the prior-year period
•	Adjusted Net Income increased 40.0% to $10.6 million and Adjusted Basic and Diluted EPS grew 40.0% and 35.0% to $0.28 and $0.27 per share, respectively, compared with the prior-year period
•	Adjusted EBITDA of $16.8 million, an increase of 27.4% over the prior-year period
•	A 13.8% increase in active customers compared with the prior-year period

MIAMI, (May 5, 2021) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company, today announced its financial results for the quarter ended on March 31, 2021, and will host a conference call to discuss those results at 8:30 am ET today.

Intermex Chairman, Chief Executive Officer, and President, Robert Lisy commented, “Intermex started  2021 right where it finished 2020 by delivering another quarter of impressive double-digit growth in the number of money transfers, revenues, net income, and adjusted EBITDA. Also, for the first quarter of 2021, Intermex realized a 19.6% market share up from 19.4% for 2020, in our core markets of Mexico, Guatemala, El Salvador, and Honduras. In terms of principal sent, in those four markets, Intermex grew more than 30% faster than the overall market in the quarter. These incredible results are directly due to the Company’s strategy of partnering with select agents that share in our belief in providing fast, high-quality customer service, located in convenient locations throughout the country. Intermex also believes in providing the customer the choice of digital from the counter-top or their hand-held device.” Lisy added, “this foundation of strong, customer-focused operating results enables the Company to continue to expand its agent network in send countries, grow its receive countries, and invest in new technologies and products which will allow the Company to generate growth and returns in the future.”

First Quarter Financial Results
Intermex delivered a record first-quarter with Revenues of $94.6 million, an increase of 22.4% over the prior-year period. These revenues were driven by a 19.3% increase in net money transfer transactions to 8.4 million in the first quarter of 2021, coupled with a 30.2% increase in principal sent compared with the first quarter of 2020. The average principal sent increased 9.2% to $403 compared with the first quarter of 2020.

The Company reported Net Income of $9.0 million in the first quarter of 2021, an increase of 57.8% over the prior-year period, and basic and diluted earnings per share in the first quarter of 2021 were $0.23, an increase of 53.3%, compared with the prior-year period. These increases were primarily due to the revenue growth noted above, lower expenses for depreciation and amortization, and interest expense. These were partially offset by increases in service charges from agents and banks, salaries, and income tax expense.

Adjusted Net Income for the first quarter of 2021 totaled $10.6 million, an increase of 40.0% over the prior-year period. Adjusted basic and diluted earnings per share totaled $0.28 and $0.27, an increase of 40.0% and 35.0%, respectively, compared with the prior-year period, primarily due to the items noted above and adjustments for share-based compensation and the amortization of certain intangibles (net of income tax benefit) as compared to the prior-year period.

Adjusted EBITDA in the first quarter of 2021 increased 27.4% to $16.8 million over the prior-year period, Net Income margin grew 210 basis points from 7.4% to 9.5% and Adjusted EBITDA Margin increased 70 basis points to 17.8%, driven primarily by revenue growth partially offset by increases in both salaries and service charges from agents and banks.

Full-year 2021 Guidance
The Company is reaffirming its previously issued guidance and continues to expect to generate revenue growth increasing 16% - 18% to revenue of between $414 million - $421 million. Intermex expects to generate 19% - 24% growth in Net Income to between $40 million - $42 million, and Adjusted Net Income growth of between 12% - 15% to between $47 million - $49 million. Intermex also expects Adjusted EBITDA growth of 11% - 14% to between $76 million - $79 million.

Non-GAAP Financial Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe they help highlight trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of certain intangibles resulting from push-down accounting, non-cash compensation costs, and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income and Adjusted EBITDA, as well as a reconciliation of Earnings per Share to Adjusted Earnings per Share and Adjusted EBITDA Margin to Net Income Margin, are outlined in the tables below following the unaudited condensed consolidated financial statements.  A quantitative reconciliation of projected Adjusted Net Income and Adjusted EBITDA to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and qualifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs related to acquisitions and the registration of the Company’s securities, and losses related to legal contingencies or disposal of assets.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 8:30 a.m. Eastern Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or 1-201-689-8573 (outside the U.S.) ten minutes before the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes before the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views concerning certain events that could affect our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, and expectations for the business of the Company. These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. All of these forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, and projections about our business and our industry, as well as macroeconomic conditions, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, contingencies, and other factors, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows and liquidity include, among other things, the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital markets volatility; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain agent relationships on terms consistent with those currently in place; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem including by introducing digital platforms; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; interest rate risk from elimination of the London Interbank Offered Rate(LIBOR) as a benchmark interest rate our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States or Canada; changes in United States tax laws; political instability, currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to customers’ authentication; weakness in U.S. or international economic conditions; changes in  immigration laws and their enforcement; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other economic, business and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, statements set forth under the section entitled “Full-year 2021 Guidance” , and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events, or otherwise.

About International Money Express, Inc.
At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do. We use proprietary technology that enables consumers to send money from the United States and Canada to 17 countries in Latin America, including Mexico and Guatemala, seven countries in Africa, and two countries in Asia. We offer the digital movement of money for our sending customers through our network of agent retailers in the United States and Canada, our Company-operated stores, and on-line through our app, and our website intermexonline.com. We execute and pay these transactions through thousands of retail and bank locations in Latin America, Africa, and Asia. The Company was founded in 1994 and is headquartered in Miami, Florida with international offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Mike Gallentine
Vice President of Investor Relations
mgallentine@intermexusa.com
tel. 305-671-8005

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)	March 31, 2021	December 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash	$55,087	$74,907
Accounts receivable, net of allowance of $1,580 and $1,503, respectively	66,789	55,017
Prepaid wires, net	89,127	53,281
Prepaid expenses and other current assets	3,588	3,521
Total current assets	214,591	186,726

Property and equipment, net	13,831	13,021
Goodwill	36,260	36,260
Intangible assets, net	19,140	20,430
Other assets	2,981	3,036
Total assets	$286,803	$259,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$7,682	$7,044
Accounts payable	11,181	12,771
Wire transfers and money orders payable, net	41,967	41,746
Accrued and other liabilities	26,682	22,380
Total current liabilities	87,512	83,941

Long-term liabilities:
Debt, net	93,179	80,579
Deferred tax liability, net	548	692
Total long-term liabilities	93,727	81,271

Stockholders' equity:
Total stockholders' equity	105,564	94,261
Total liabilities and stockholders' equity	$286,803	$259,473

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$80,912	$67,095
Foreign exchange gain, net	13,049	9,554
Other income	616	602
Total revenues	$94,577	$77,251

Operating expenses:
Service charges from agents and banks	63,372	52,227
Salaries and benefits	9,875	7,359
Other selling, general and administrative expenses	5,505	5,337
Depreciation and amortization	2,335	2,690
Total operating expenses	81,087	67,613

Operating income	13,490	9,638

Interest expense	1,339	1,870

Income before income taxes	12,151	7,768

Income tax provision	3,174	2,080

Net income	$8,977	$5,688

Earnings per common share:
Basic	$0.23	$0.15
Diluted	$0.23	$0.15

Weighted-average common shares outstanding:
Basic	38,239,130	38,035,014
Diluted	38,846,906	38,038,674

Reconciliation from Net income to Adjusted Net income

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
	(Unaudited)
Net income	$8,977	$5,688

Adjusted for:
Share-based compensation (a)	896	722
TCPA settlement (b)	-	23
Other charges and expenses (c)	117	147
Amortization of certain intangibles (d)	1,262	1,711
Income tax benefit related to adjustments (e)	(619)	(695)
Adjusted net income	$10,633	$7,596

Adjusted earnings per common share
Basic	$0.28	$0.20
Diluted	$0.27	$0.20

(a)	Equity awards were granted to employees and independent directors of the Company.

(b)	Represents legal fees for the settlement of a class action lawsuit related to the Telephone Consumer Protection Act.

(c)	Includes loss on disposal of fixed assets and foreign currency (gains) losses.

(d)	Represents the amortization of certain intangible assets that resulted from the application of push-down accounting.

(e)
Represents the current and deferred tax impact of the taxable adjustments to net income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
GAAP Basic Earnings per Share	$0.23	$0.15
Adjusted for:
Share-based compensation	0.02	0.02
TCPA settlement	-	NM
Other charges and expenses	NM	NM
Amortization of certain intangibles	0.03	0.04
Income tax benefit related to adjustments	(0.01)	(0.02)
Non-GAAP Adjusted Basic Earnings per Share	$0.28	$0.20

NM—Percentage is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
GAAP Diluted Earnings per Share	$0.23	$0.15
Adjusted for:
Share-based compensation	0.02	0.02
TCPA settlement	-	NM
Other charges and expenses	NM	NM
Amortization of certain intangibles	0.03	0.04
Income tax benefit related to adjustments	(0.01)	(0.02)
Non-GAAP Adjusted Diluted Earnings per Share	$0.27	$0.20

NM—Percentage is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from Net income to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
	(Unaudited)
Net income	$8,977	$5,688

Adjusted for:
Interest expense	1,339	1,870
Income tax provision	3,174	2,080
Depreciation and amortization	2,335	2,690
EBITDA	15,825	12,328
Share-based compensation (a)	896	722
TCPA settlement (b)	-	23
Other charges and expenses (c)	117	147
Adjusted EBITDA	$16,838	$13,220

(a)	Equity awards were granted to employees and independent directors of the Company.

(b)	Represents legal fees for the settlement of a class action lawsuit related to the Telephone Consumer Protection Act.

(c)	Includes loss on disposal of fixed assets and foreign currency (gains) losses.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Net Income margin	9.5%	7.4%
Adjusted for:
Interest expense	1.4%	2.4%
Income tax provision	3.4%	2.7%
Depreciation and amortization	2.5%	3.5%
EBITDA	16.7%	16.0%
Share-based compensation	0.9%	0.9%
TCPA settlement	0.0%	0.0%
Other charges and expenses	0.1%	0.2%
Adjusted EBITDA Margin	17.8%	17.1%

The table above may contain slight summation differences due to rounding